Exhibit 99.1

CENTURY COMMUNITIES EXTENDS THE EXPIRATION DATE

OF ITS EXCHANGE OFFER FOR ITS 5.875% SENIOR NOTES DUE 2025

Greenwood Village, Colorado (December 13, 2017) – Century Communities, Inc. (NYSE: CCS) (the “Company”) announced today that it has extended the expiration date of its offer to exchange (the “Exchange Offer”) up to $400 million in aggregate principal amount of its 5.875% Senior Notes due 2025 and related guarantees, which have been registered under the Securities Act of 1933, as amended (the “Exchange Notes”), for a like principal amount of its issued and outstanding 5.875% Senior Notes due 2025 and related guarantees (the “Initial Notes”) validly tendered for exchange by the registered holders thereof. The Exchange Offer will now expire at 5:00 P.M., New York City time, on December 19, 2017, unless further extended by the Company.

The Exchange Offer had been previously scheduled to expire at 5:00 P.M., New York City time, on December 12, 2017. As of 5:00 P.M., New York City time, on December 12, 2017, approximately 99.9465% of the Initial Notes had been validly tendered for exchange and not withdrawn.

This press release does not constitute an offer to exchange any Initial Notes for Exchange Notes or a solicitation of an offer to exchange, which may only be made pursuant to the terms of the prospectus dated November 2, 2017 and related letter of transmittal. Those documents should be consulted for additional information regarding delivery procedures and the terms and conditions of the Exchange Offer. Copies of the prospectus, the letter of transmittal and other documents related to the Exchange Offer may be obtained from U.S. Bank National Association, the exchange agent for the Exchange Offer, by calling (651) 466-7150, by faxing a request to (651) 466-7372, or by written request via mail to U.S. Bank National Association, 111 Fillmore Avenue East, St. Paul, MN 55107, Attention: Specialized Finance Department.

About Century Communities:

Century Communities, Inc. (NYSE: CCS) is one of the nation’s largest U.S. homebuilders, engaged in all aspects of homebuilding, including the acquisition, entitlement and development of land and the construction, marketing and sale of quality homes designed to appeal to a wide range of homebuyers. The Colorado-based Company operates in 10 states across the West, Mountain, Texas and Southeast regions, and offers title and lending services in select markets through its Parkway Title and Inspire Home Loan subsidiaries. To learn more about Century Communities, please visit www.centurycommunities.com.

Forward-Looking Statements

This press release contains forward-looking statements and, as such, may involve known and unknown risks, uncertainties and assumptions. Forward-looking statements may be identified by the use of words, such as “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on historical information available at the time the statements are made and are based on management’s reasonable belief or expectations with respect to future events, and are subject to risks and uncertainties, many of which are beyond the Company’s control, that could cause actual performance or results to differ materially from the belief or expectations expressed in or suggested by the forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect future events, developments or otherwise, except as may be required by applicable law. Investors are referred to the Company’s most recent Annual Report on Form 10-K, as updated by its subsequent quarterly reports on Form 10-Q and other filings it makes with the SEC, for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

Contact Information:

Investor Relations:

303-268-8398

InvestorRelations@CenturyCommunities.com